UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2013

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Great Lakes Dredge & Dock Corporation (the “Company”) held its 2013 Annual Meeting of Shareholders on May 8, 2013. In connection with the meeting, proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934. Matters voted upon were (1) the election of two directors to serve for three-year terms expiring at the 2016 Annual Meeting of Stockholders and to hold office until their respective successors are elected and qualified or until their earlier death, disqualification, resignation or removal; (2) the ratification of the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013; (3) the advisory vote on executive compensation; and (4) the approval of the Company’s Employee Stock Purchase Plan. A total of 55,727,523 votes were cast. The results with respect to each matter are set out below:

a) Votes regarding the election of the director nominees were as follows:

Director Nominee	For	Withheld	Broker non-votes
Carl A. Albert	39,541,637	10,158,132	6,027,754
Jonathan W. Berger	47,809,946	1,889,823	6,027,754

Based on the votes set forth above, the director nominees were duly elected.

b) The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2013 was approved with the following vote:

Number of Votes
For	54,505,025
Against	1,149,992
Abstain	72,506

c) The advisory vote on executive compensation was approved with the following vote:

Number of Votes
For	48,508,786
Against	1,078,134
Abstain	112,849
Broker non-votes	6,027,754

d) The Company’s Employee Stock Purchase Plan was approved with the following vote:

Number of Votes
For	48,654,287
Against	967,037
Abstain	78,445
Broker non-votes	6,027,754

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

Date: May 13, 2013	/s/ William S. Steckel
William S. Steckel
Senior Vice President and Chief Financial Officer